OBALON’S AUDIT COMMITTEE INVESTIGATION OF WHISTLEBLOWER ALLEGATION FINDS COMPLAINT MERITLESS
SAN DIEGO, Feb. 20, 2018 (GLOBE NEWSWIRE) -- Obalon Therapeutics, Inc. (NASDAQ: OBLN) today announced the Audit Committee has completed its investigation into a purported whistleblower complaint and concluded that the allegations in the complaint are without merit.
On January 23, 2018, Obalon issued a press release announcing the termination of its previously announced offering of common stock and the underwriting agreement related to the offering.  The Company reported it terminated the offering and initiated an investigation after its auditors, KPMG LLP, advised the Company of a complaint filed by a purported whistleblower. The complaint related to a sales promotion during the Company’s fourth fiscal quarter of 2017 and alleged that revenue related to that promotion was recognized improperly.  The investigation was presided over by the Audit Committee of Obalon’s Board of Directors, which comprises four independent directors. Latham & Watkins LLP led the investigation with forensic accounting assistance from Ankura Consulting Group LLP.
Les Howe, Chair of Obalon’s Audit Committee, stated, “We took the whistleblower complaint very seriously and conducted a thorough investigation. The investigators found no merit to any of the whistleblower allegations, determined that preliminary revenues were not misrepresented and that management did nothing to mislead investors.”
Bill Plovanic, Obalon’s CFO, stated, “Prior to our U.S. launch in January 2017, we worked closely with our audit committee to develop a robust procedure for appropriately recognizing revenue. We hired a dedicated revenue recognition specialist who carefully analyzes our programs, develops a formal position on revenue recognition and presents that analysis to the Company’s auditors prior to implementing any accounting treatments.
“We have run marketing promotions in every quarter since launch in January 2017.  We have followed our revenue recognition process every quarter, including the fourth quarter of 2017.  We look forward to continuing our intense focus on building a sustainable franchise that addresses a very significant and important need for weight loss.”
On January 5, 2018, Obalon released preliminary and unaudited revenue for the fourth quarter and all of 2017.  As previously stated at the time of that announcement, preliminary, unaudited results are always subject to audit by our independent auditors, and the final results may differ from the preliminary results as a result of those processes.  The regularly scheduled annual audit of Obalon’s 2017 financial results is continuing. Although the audit is not yet complete, the Company estimates at this time that the previously released preliminary, unaudited revenues could change between 5% - 7% of Q4-17 revenues and 2% - 3% of full year 2017 revenues.  The Company intends to record any revenue-related adjustment, even if it is deemed financially immaterial.  At this time, the Company does not expect to restate any of its previously reported financial results for prior periods.
Conference Call Details
Obalon management will hold a conference call today, February 20, at 9:00 am EST to provide further details on this matter. To participate in the live call, dial 1.844.889.7791 from the U.S., or 1.661.378.9934 for international callers, and enter Conference ID: 7485777. A live webcast of the call will be available by following this link: https://edge.media-server.com/m6/p/uzdqkrvj or from the investor relations section of the Company website at www.Obalon.com and will be archived for 12 months following the event on the Obalon website: http://investor.obalon.com in the “News & Events” section.
About Obalon Therapeutics, Inc.
Obalon Therapeutics, Inc. (NASDAQ: OBLN) is a San Diego-based company focused on developing and commercializing novel technologies for weight loss. The Obalon management team has over 150 combined years of experience in developing and commercializing novel medical technologies with a track record of financial and clinical excellence. For more information, please visit www.obalon.com.
Cautionary Statement Regarding Forward Looking Statements
This press release contains forward-looking statements that are not purely historical regarding Obalon’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to Obalon’s expected revenue for the fourth quarter and fiscal year 2017. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to Obalon, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements, The risks and uncertainties that may cause actual results to differ materially from Obalon’s current expectations are more fully described in Obalon’s annual report on Form 10-K for the period ended December 31, 2016, as filed with the Securities and Exchange Commission on February 23, 2017, its most recent quarter report on Form 10-Q for the period ended September 30, 2017, as filed with the Securities and Exchange Commission on November 3, 2017, and its other reports, each as filed with the Securities and Exchange Commission. Except as required by law, Obalon assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.
For Obalon Therapeutics, Inc.
Investor Contact:
William Plovanic
Chief Financial Officer
Obalon Therapeutics, Inc.
Office: +1 760 607 5103
wplovanic@obalon.com
Media:
Ina McGuinness
Abernathy MacGregor
805.427.1372
Ina@abmac.com